UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 3, 2009 (July 31, 2009)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2009, but effective June 30, 2009 (the “Effective Date”), the Registrant and certain of its wholly-owned subsidiaries (the “Company”) eliminated certain debt obligations by converting them into $0.0001 par value common stock (“Stock”) of the Company.  Additionally, the Company successfully negotiated and eliminated a substantial amount of obligations that were incurred from a predecessor company and converted an existing preferred stock agreement to Stock.

Up to the Effective Date, the Company had a substantial working capital deficit with approximately $7,600,000 of current liabilities as compared to less than approximately $100,000 of current assets. Accordingly, the Company did not have sufficient cash resources or current assets to pay these obligations.

These substantial debt obligations posed significant risks to our business and stockholders by:
•	making it more difficult for us to satisfy our obligations;

•
requiring us to dedicate a substantial portion of our cash flow to principal and interest payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

•	impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and

•	making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.

The Board of Directors of the Company has approved the following items for conversion to Stock:

1.
Bent Arch Petroleum, Inc. (“Bend Arch”), a wholly-owned subsidiary of the Company, had a $2,000,000 Promissory Note (Note”) that was due and payable on December 31, 2009.  The Note was issued to Proco Operating Co., Inc. (“Proco”), a company controlled by the brother of the Company’s Chief Executive Officer and a director.  The purpose of the Note was to secure payment for oil and gas leases and wells located in Comanche and Eastland counties in the State of Texas sold to Bend Arch by Proco on June 15, 2004.  The Note replaced a $2,000,000 convertible debenture dated January 5, 2004. As of the Effective Date, the Note has been converted into 8,000,000 shares of Stock based upon a conversion price of $0.25 per share, a significant premium to the market price of the Stock.

2.
Additionally, the Note included the payment of interest at a rate of eight percent (8%) per annum and as of the Effective Date, accrued interest was $878,027.  An agreement was reached whereby Proco forgave $378,027 of the accrued interest and the remaining $500,000 has been converted into 2,000,000 shares of Stock based upon a conversion price of $0.25 per share, a significant premium to the market price of the Stock.

3.
Effective July 1, 2003, the Company entered into a salary and equipment rental agreement with its Chief Executive Officer.  As of January 1, 2005, the $3,500 per month equipment rental agreement with the Chief Executive Officer was terminated. As of the Effective Date, the Company owed the Chief Executive Officer $593,735 for unpaid amounts under the agreement and has been converted into 2,374,940 shares of Stock based upon a conversion price of $0.25 per share, a significant premium to the market price of the Stock.

4.
As of the Effective Date, Bend Arch, the Company’s wholly-owned subsidiary, owed the Chief Executive Officer $1,007,715 for previous advances and equipment rental charges at $4,500 per month.  This amount has been converted into 4,030,860 shares of Stock based upon a conversion price of $0.25 per share, a significant premium to the market price of the Stock.

5.
As of the Effective Date, the operator of the Company’s oil and gas properties was owed $1,736,219 for services as the operator of the Company’s oil and gas production activities.  The operator is Proco and is a related party as Proco is controlled by the brother of the Company’s Chief Executive Officer.  This amount has been converted into 6,944,877 shares of Stock based upon a conversion price of $0.25 per share, a significant premium to the market price of the Stock.

Additionally, the Company was able to structure the following obligation reductions of the Effective Date:

1.
As of the Effective Date, the President of Oil America Group, Inc. was owed $292,500 for unpaid salary per an agreement effective January 1, 2005.  The agreement is for annual compensation of $65,000 and none of this amount has been paid since the inception of the agreement.  The unpaid salary of $292,500 has been forgiven by the President of Oil America Group, Inc as of the Effective Date.

2.
As of the Effective Date, the Company had recorded approximately $262,000 of accounts payable from the predecessor company, Communicate Now.com, Inc.  Since these trade accounts payable have been outstanding for an extended period of time with no communication between the Company and any of the vendors, the Company commenced the process of eliminating the liabilities from its records.  As of the Effective Date, these accounts payable have been removed from the Company’s consolidated financial statements.  Additionally, the Company was able to successfully negotiate and eliminate other accounts payable in the amount of approximately $53,000.  In total, accounts payable has been reduced approximately $315,000 from the balance at March 31, 2009 of approximately $331,000.

3.
As of the Effective Date, the Company had recorded approximately $86,000 of unpaid federal payroll taxes and employee withholdings and related penalties and interest.  These unpaid federal taxes are entirely from CommunicateNow.com, the predecessor company.  The previous Chief Executive Officer of Communicate Now.com, Inc. structured a settlement payment agreement with the Internal Revenue Service and has paid the balance of the obligation down to approximately $13,000 as of the Effective Date.  Accordingly, the Company has reduced the balance recorded from $86,000 to $13,000 as of the Effective Date and this balance is included in the Company consolidated financial statements because of potential federal tax liens for the Company.

4.
As of the Effective Date, the Company has recorded $122,671 of accrued interest for previously issued convertible debentures.  Several convertible debenture holders previously elected to convert all or a portion of the convertible debentures into common stock.  However, the conversion did not include accrued interest that was specified in the convertible debenture documentation.  The Company has researched the matter and believes that no further common stock will be issued for these conversions.  Accordingly, the $122,671 of accrued interest has been removed from the Company’s consolidated financial statements.

5.
On April 16, 2001, the Company leased computer equipment under a 36-month lease that was accounted for as a capital lease in the amount of $21,238.  The lease was secured by the computer equipment and perfected by a financing statement; however, the Company liquidated the equipment in 2006 (with the lessor approval) and paid the resulting $4,000 of proceeds to the lessor.  As a result of the computer liquidation other payments, the remaining unpaid balance of principal has been $16,131 since March 31, 2006.  The payable is personally guaranteed by the Chief Executive Officer of the Company.  In November 2003, a settlement was negotiated with the lessor discussed above to forgive the outstanding principal and accrued interest on the lease payable once the transfer of 4,000 shares (100,000 shares prior to the one-for-twenty five reverse stock split) of the Company’s common stock personally held by the Company’s Chief Executive office occurs.  The Chief Executive Officer of the Company transferred these shares on September 15, 2003.  However, as of the Effective Date, the transaction has not been finalized as the lessor had not formerly executed the settlement agreement. The Company has researched the matter and believes that consideration was provided by the Company and accepted by the Lessor for the settlement and that no further consideration or action is required by the Company.  Accordingly, the $16,131 debt obligation and $25,029 of accrued interest has been removed from the Company’s consolidated financial statements.

The Company is authorized to issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 3,500,000 were issued and outstanding as of the Effective Date.  All of the preferred stock is held by the Chief Executive Officer of the Company. Under the terms of the designation, these Series A shares are not entitled to dividends.  The shares are convertible, at the option of the holder, at any time, into three times as many common shares as Series A, preferred that are held.  There are no liquidation rights or preferences to Series A, preferred stock holders as compared to any other class of stock.  These shares are non-voting, however, the holders, as a class may elect two directors.  As of the Effective Date, the holder elected to convert the preferred stock and the Company will issue 10,500,000 shares of Stock.

As a result of the above restructuring of the Company’s consolidated balance sheet, the Company has eliminated the majority of its debt and other obligations by approximately $7,060,000.  This represents approximately $5,354,000 of debt elimination and approximately $1,706,000 of other obligations comprised of $1,026,000 of accrued interest, $315,000 of accounts payable, $293,000 of accrued payroll and $73,000 of accrued payroll taxes.  The Company will issue approximately 33,850,678 shares of Stock, 23,350,678 from the conversion of debt obligations and 10,500,000 from the conversion of preferred stock.

As a result of the restructuring, the Board of Directors believes that the Company’s financial position and ability to obtain capital and successfully operate the business is significantly improved.

Item 1.02 Termination of a Material Definitive Agreement.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Effective May 11, 2009, the Company received $50,000 of proceeds from the sale of 5,000,000 shares of Stock at $.01 per share.  The $.01 per share price was determined based upon a 33% discount to the closing market price of $.01 per share on the sale date of May 11, 2009.  The discount reflects there is no active market for the Stock because it is thinly traded and that the $.01 per share is a more reflective value of the fair market value on the sales date.

Effective April 1, 2009, the Company issued 50,000 shares of Stock to an unrelated third party for oil and gas related equipment.  The Stock was valued at $1,750 or $0.035 per share, the closing trading price of the Stock on April 1, 2009.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release titled “American Energy Production, Inc. Completes Debt Conversion and Restructuring”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	AMERICAN ENERGY PRODUCTION, INC.

	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer